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                                  EXHIBIT 21.1
                         SUBSIDIARIES OF THE REGISTRANT

                                             State or country of incorporation
                                             ---------------------------------
1)       Open Market Securities, Inc.                   Massachusetts
         One Wayside Road
         Burlington, Massachusetts

2)       Open Market UK Limited                        United Kingdom
         Arundell House
         1 Farm Yard, 1st Floor
         Windor SL4 1QL,  UK

3)       Open Market France SARL                       France
         8 Rue de Berri
         Paris, France

4)       Open Market Germany GmbH                      Germany
         Merkurhaus Frankfurt
         Hessenring 121
         61348 Bad Homburg
         Germany

5)       Open Market Pty Limited                       Australia
         P.O. Box R1608
         Royal Exchange NSW
         Sydney, Australia

6)       Open Market Internet Software B.V.            The Netherlands
         Wegalaan 32
         2132 JC Hoofddorp
         The Netherlands

7)       Folio Corporation                             Utah
         5072 North 300 West
         Provo, Utah

8)       Waypoint Software Corporation                 Massachusetts
         1 Wayside Road
         Burlington, Massachusetts

9)       Open Market Japan KK                          Japan
         No. 2 Okamotoya Bldg.
         4F 1-22-16 Toranomon, Minato-ku
         Tokyo, Japan

10)      Open Market Italy s.r.l.                      Italy
         Corso Novara 2
         27029 Vigevano-PV
         Italy

(11)     ICentral Incorporated                         Utah
         5072 North 300 West
         Provo, Utah